                                                                       EX-99.B16

  SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS VANGUARD WHITEHALL FUNDS,
                         INC.--SELECTED VALUE PORTFOLIO

1. AVERAGE ANNUAL TOTAL RETURN (As of October 31, 1997)

    P (1 + T)n = ERV

  Where:              P = a hypothetical initial payment of $1,000

                      T = average annual total return

                      N = number of years

                    ERV = ending redeemable value at the end of the period

EXAMPLE:
--------
ONE YEAR
--------

   P                                =                                                             $1,000.00
   T                                =                                                             30.92%
   N                                =                                                             1
 ERV                                =                                                             $1,309.23
 SINCE INCEPTION
 ---------------
   P                                =
   T                                =
   N                                =
 ERV                                =
   P                                $1,000.00
   T                                17.58%
   N                                *
 ERV                                $1,318.39

--------
*Since inception February 15, 1996

2. YIELD (30 Days Ended October 31, 1997)

               a-b
               ---
    Yield = 2[( +1 )/6/ - 1]
               c X d

  Where:      a = dividends and interest paid during the period

              b = expense dollars during the period (net of reimbursements)

              c = the average daily number of shares outstanding during the period

              d = the maximum offering price per share on the last day of the period

  Example     a = $209,206.36

              b = $109,328.92

              c =
                  14,276,863.60

              d =
                  $12.98

          Yield =
                  0.65%